Exhibit 99.1

Plus Therapeutics Reports Fourth Quarter and Full Fiscal Year 2019

Financial and Business Results

AUSTIN, Texas, March 30, 2020 (GLOBE NEWSWIRE) -- Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”, “Plus”), today announced financial and business results for its Fourth Quarter and full Fiscal Year ended December 31, 2019.

Fiscal 2019 Fourth Quarter net income from continuing operations was $0.92 million, or $0.12 per share. Total net income for the quarter after factoring in discontinued operations was $0.88 million, or $0.11 per share. Net cash provided by operating activities for Q4 was approximately $1.03 million. Plus ended Q4 with approximately $17.6 million of cash and cash equivalents.

For the year ended December 31, 2019, net loss from continuing operations was ($3.3) million, or ($2.77) per share. Total net loss for the year after factoring in discontinued operations was ($10.9) million, or ($8.27) per share. Net cash used in operating activities for year 2019 was approximately $5.9 million. Plus ended 2019 with approximately $17.6 million of cash and cash equivalents.

“Last year was a remarkable year of transformation for the Company,” said Dr. Marc Hedrick, President and Chief Executive Officer of Plus Therapeutics. “The combination of key transactions, pipeline reformation, corporate rebranding and geographic relocation have combined to reposition the new company to achieve long-term viability and growth by bringing extraordinary new drugs to market.”

Fiscal 2019 Corporate Highlights

•

Plus successfully completed a comprehensive corporate transition emerging with the development focus, cost structure and financial capability to convert its drug development pipeline into market leadership.

•

The Company received $4.6 million from the U.S. Department of Health and Human Services / Office of the Assistant Secretary for Preparedness and Response / Biomedical Advanced Research and Development Authority.

•	Plus closed an underwritten public offering with gross proceeds of approximately $15 million and changed its trading symbol (Nasdaq: PSTV) to reflect its new corporate identity.
•	Plus relocated its headquarters and focus of activities to Texas, from La Jolla, California.
•

The Company began a focused initiative on prospective partnerships associated with the State’s $6-billion Cancer Prevention & Research Institute (CPRIT), which is second only to the federal government in public funding of cancer research.

Q4 2019 Financial Performance Highlights

•	Q4 2019 net cash provided by operating activities was $1.03 million, compared to net cash used of $2.5 million for Q4 2018.
•	Q4 2019 government contract revenues were $1.2 million, compared to $0.7 million for Q4 2018.
•	Q4 2019 net income from continuing operations was $0.92 million or $0.12 per share, compared to a net loss of ($2.0) million or ($7.28) per share for Q4 2018.

•

Q4 2019 total net income after factoring in discontinued operations was $0.88 million or $0.11 per share compared to a total net loss of ($2.2) million or ($8.10) per share for Q4 2018, after factoring in discontinued operations.

Fiscal 2019 Financial Performance Highlights

•	FY 2019 net cash used in operating activities was $5.9 million, compared to $12 million for FY 2018.
•	FY 2019 government contract revenues were $7 million, compared to $3 million for FY 2018.
•	FY 2019 net loss from continuing operations was $3.3 million or $2.77 per share, compared to a net loss of ($8.9) million or ($65.37) per share for FY 2018.
•

FY 2019 total net loss after factoring in discontinued operations was ($10.9) million or ($8.27) per share compared to a total net loss of ($12.6) million or ($86.98) per share for FY 2018, after factoring in discontinued operations.

•	Cash and debt principal balances at December 31, 2019, were approximately $17.6 million and $9.3 million, respectively.

Investor Call Today at 5 p.m. EDT

The company plans to hold a conference call and live audio webcast at 5 PM Eastern Time to discuss its financial results and provide a general business update.

Event:  Plus Therapeutics Fourth Quarter and Full Fiscal Year 2019 Financial Results Conference Call and Webcast
Time: 5:00 PM Eastern Time.

Live Call: Phone Number:  (877) 402-3914; Conference ID:  2547614

Live Webcast: https://event.on24.com/wcc/r/2150991/A2883C8240CBAA08D701864A445894F6

Beginning two hours after the conclusion of the conference call, a replay will be available.

Replay:  http://ir.plustherapeutics.com/events/default.aspx

About Plus Therapeutics, Inc.

Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company focused on the discovery, development, and manufacturing scale up of complex and innovative treatments for patients battling cancer and other life-threatening diseases.

Our proprietary nanotechnology platform is currently centered around the enhanced delivery of a variety of drugs using novel liposomal encapsulation technology. Liposomal encapsulation has been extensively explored and undergone significant technical and commercial advances since it was first developed. Our platform is designed to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers.

Our lead product candidate, DocePLUS, is a protein-stabilized PEGylated liposomal formulation of docetaxel, for which the process of preparation is patented. The active pharmaceutical ingredient, docetaxel, was approved by the FDA in 1999 and commonly used for treating cancers of the breast, head, neck, stomach, prostate, and lung.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements about the Company’s potential to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers. The forward-looking statements included in this press release are subject to a number of additional material risks and uncertainties, including but not limited to, the risks described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission filings, including in the Company’s annual and quarterly reports. There may be events in the future that the company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the company has an obligation under U.S. federal securities laws to do so.

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PLUS THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value data)

	As of December31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$17,552	$5,261
Accounts receivable	1,169	178
Restricted cash	40	40
Inventories, net	107	107
Other current assets	957	785
Current assets held for sale	—	3,277
Total current assets	19,825	9,648

Property and equipment, net	2,179	2,299
Operating lease right-use-of assets	781	—
Other assets	72	39
Noncurrent assets held for sale	—	11,633
Goodwill	372	372
Total assets	$23,229	$23,991
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$3,279	$2,777
Operating lease liability	147	—
Term loan obligation, net of discount	11,060	14,202
Current liabilities held for sale	—	580
Total current liabilities	14,486	17,559

Other noncurrent liabilities	8	46
Noncurrent operating lease liability	646	—
Warrant liability	6,929	916
Noncurrent liabilities held for sale	—	245
Total liabilities	22,069	18,766

Commitments and contingencies (Note 7)

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,959 and 4,606 shares issued and outstanding in 2019 and 2018, respectively	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 3,880,588 and 296,609 shares issued and outstanding in 2019 and 2018, respectively	4	—
Additional paid-in capital	426,426	418,390
Accumulated other comprehensive income	—	1,218
Accumulated deficit	(425,270)	(414,383)
Total stockholders’ equity	1,160	5,225
Total liabilities and stockholders’ equity	$23,229	$23,991

PLUS THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	For the Years Ended December 31,
	2019	2018
Development revenues:
Government contracts and other	$6,998	$2,983
	6,998	2,983
Operating expenses:
Research and development	5,365	5,523
Sales and marketing	468	643
General and administrative	4,822	5,579
Total operating expenses	10,655	11,745
Operating loss	(3,657)	(8,762)

Other income (expense):
Interest income	55	43
Interest expense	(1,855)	(1,922)
Change in fair value of warrants	3,407	2,233
Issuance cost of warrants	(1,233)	(470)
Total other expense	374	(116)
Loss from continuing operations	$(3,283)	$(8,878)
Loss from discontinued operations	(7,604)	(3,756)
Net loss	$(10,887)	$(12,634)

Income (Loss) from continuing operations	$(3,283)	$(8,878)
Beneficial conversion feature for convertible preferred stock	(554)	(2,487)
Net loss allocable to common stockholders - continuing operations	$(3,837)	$(11,365)
Net loss allocable to common stockholders - discontinued operations	(7,604)	(3,756)
Net loss allocable to common stockholders	$(11,441)	$(15,121)
Basic and diluted net loss per share attributable to common stockholders - continuing operations	$(2.77)	$(65.37)
Basic and diluted net loss per share attributable to common stockholders - discontinued operations	(5.49)	(21.61)
Net loss per share, basic and diluted	$(8.27)	$(86.98)

Basic and diluted weighted average shares used in calculating net loss per share attributable to common stockholders	1,384,012	173,851

Comprehensive loss:
Net loss	$(10,887)	$(12,634)
Other comprehensive loss – foreign currency translation adjustments	—	(169)
Comprehensive loss	$(10,887)	$(12,803)

PLUS THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2019	2018
Cash flows used in operating activities:
Net loss	$(10,887)	$(12,634)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	896	2,004
Amortization of deferred financing costs and debt discount	550	578
Change in fair value of warrants	(3,407)	(2,233)
Allocation of issuance cost associated with warrants	1,233	470
Share-based compensation expense	127	355
Noncash lease expense	12
Loss on sale of business	6,508	—
Loss on asset disposal	—	36
Provision for doubtful accounts	—	18
Provision for excess inventory	—	463
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	(1,203)	(173)
Inventories	259	475
Other current assets	(211)	85
Other assets	263	23
Accounts payable and accrued expenses	(28)	(1,532)
Deferred revenues	29	73
Other long-term liabilities	(47)	17
Net cash used in operating activities	(5,906)	(11,975)

Cash flows from (used in) investing activities:
Purchases of property and equipment	(67)	(133)
Proceeds from sale of business	5,637	—
Net cash provided by (used in) investing activities	5,570	(133)

Cash flows from financing activities:
Principal payments of long-term obligations	(3,692)	—
Payment of financing lease liability	(131)	-
Proceeds from sale of common stock and unit offering, net of offering cost	15,964	—
Proceeds from exercise of warrants	490	—
Proceeds from sale of common and preferred stock	—	7,234
Financial capital expenditures	—	(66)
Net cash provided by financing activities	12,631	7,168
Effect of exchange rate changes on cash and cash equivalents	(4)	16
Net increase (decrease) in cash and cash equivalents	12,291	(4,924)
Cash, cash equivalents, and restricted cash at beginning of period	5,301	10,225
Cash, cash equivalents, and restricted cash at end of period	$17,592	$5,301

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$1,188	$1,331
Supplemental schedule of non-cash investing and financing activities:
Proceeds from sales of business, net, paid directly to lender for principal payment of long-term obligations	$3,050	$—
Offering cost paid in warrants	$213	$—
Reclass of warrants upon exercise from liability to equity	$794	$—
Fair value of Convertible Preferred Stock beneficial conversion feature	$554	$2,487
Conversion of preferred stock into common	$—	$8

Plus Therapeutics, Inc.
Andrew Sims
VP – Chief Financial Officer, Investor Relations
Phone: +1.619.333.4150
Email: ir@plustherapeutics.com
Website: plustherapeutics.com

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